UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


      Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported)  January 25, 2007

                         USA REAL ESTATE INVESTMENT TRUST
_______________________________________________________________________________
              (Exact name of registrant as specified in its charter)


           California               0-16508                      68-0420085
_______________________________________________________________________________
   (State or other jurisdiction	  (Commission                 (IRS Employer
        of incorporation)         File Number)              Identification No.)

          One Scripps Drive, Suite 106, Sacramento, California 95825-7684
_______________________________________________________________________________
        (Address of principal executive offices)              (Zip Code)

Registrant's telephone number, including area code _________(916) 761-4992_____

_________________________________Not Applicable________________________________
          (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form-8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  / / Written communications pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)

 / / Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 / / Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 / / Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
_______________________________________________________________________________
Item 8.01 Other Events

On January 25, 2007, Registrant made a $2,600,000 construction loan to Rivage Marina, LLC ("Borrower"). Said loan was reflected in a promissory note that is due for payment in full on January 23, 2008, bears interest at the rate of 10% per annum, the payment of which is secured by a recorded deed of trust on a certain parcel of the real property generally known as 4350 Riverside Boulevard, Sacramento, California. Borrower paid Registrant a loan commitment fee of $26,000, all related escrow fees, costs of title insurance and all of registrant's legal fees incurred in connection with this loan. The amount of $750,000 of the construction loan was used to pay off previous loans to the Borrower from the Registrant. There is no material relationship, other than in respect of the transaction, between buyer and Registrant or any of Registrant's affiliates, trustees, or officers, or any associates of Registrant's trustees or officers.

	                    SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly caused this report to be singed on its behalf by the undersigned hereunto duly authorized.

Date: January 30, 2007                  USA REAL ESTATE INVESTMENT TRUST

                                        By ___________________________________
                                           Gregory E. Crissman, as Chairman,
                                           Chief Executive Officer, and
                                           Chief Financial Officer